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                                                                EXHIBIT 21

                                IFR SYSTEMS, INC.

                                  Subsidiaries


NAME                                     STATE OR JURISDICTION OF INCORPORATION
----                                     --------------------------------------

                        SUBSIDIARIES OF IFR SYSTEMS, INC.

IFR Americas, Inc.                                     Delaware
IFR Finance, Inc.                                      Kansas
IFR International, Inc.                                Barbados
IFR Systems Ltd.                                       United Kingdom
IFR Finance Limited Partnership                        United Kingdom



                        SUBSIDIARIES OF IFR SYSTEMS LTD.

IFR Ltd.                                               United Kingdom
IFR International Ltd.                                 United Kingdom
IFR International SA                                   France
IFR Technologies SA                                    Spain
IFR Gmbh                                               Germany

         IFR Systems, Inc. owns 100% of the capital stock of each of its subsidiaries, except for IFR Finance Limited Partnership in which IFR Finance, Inc. owns an interest. IFR Systems Ltd. owns 100% of the capital stock of each of its subsidiaries.

         All subsidiaries do business under their own names.